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                                                                      Exhibit 10

                                NUCOR CORPORATION
                        SENIOR OFFICERS SEVERANCE POLICY
                             THURSDAY, MARCH 7, 2002

      Effective April 1, 2002, upon retirement, termination or resignation, Senior Officers of Nucor Corporation under the age of 55 will receive severance equal to the greater of (1) month of base salary per year of service, with a minimum payment of six months or (2) the value of their forfeitable stock at the date of termination or retirement. Senior officers 55 or older are fully vested in forfeitable stock. Accordingly, upon retirement, termination or resignation, Senior Officers 55 or older will receive one month of base salary per year of service, with a minimum payment of six months. In all cases, payment is contingent upon execution of a 24-month non-compete agreement for those Senior Officers who do not have an existing non-compete agreement.

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